Exhibit 10.46

Second AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT, dated as of March 22, 2002 (this "Amendment"), to the Credit Agreement referred to below, is entered into by and among GOTTSCHALKS INC., a Delaware corporation ("Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as a Lender, and as Agent for Lenders; The CIT GROUP/BUSINESS CREDIT, INC., as a Lender; LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, Inc, as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION, as a Lender; and FOOTHILL CAPITAL CORPORATION, as a Lender.

W I T N E S S E T H

WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of January 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrower, Kimco Capital Corporation ("Kimco"), a Delaware corporation, for itself, as a Lender, and as Agent for Lenders, and the other Lenders signatory thereto from time to time, are entering into that certain Credit Agreement dated as of March 22, 2002 (the "Kimco Credit Agreement");

WHEREAS, concurrently herewith, Agent, each Lender and Kimco are entering into that certain Intercreditor Agreement dated as of March 22, 2002; and

WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
    Amendment to Section 5.18 of the Credit Agreement. Section 5.18(c) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the reference to "sixty (60) days" (appearing in Section 5.18(c)) with "ninety (90) days".
    Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following as clause (c) thereof:

    "(c) In connection with and to effect the refinancing of the Heller Notes pursuant to Section 6.3(a)(v)(1) and provided that Borrower shall at all times cause any Kimco Indebtedness or Liens relating thereto to be subject to an intercreditor agreement in form and substance reasonably acceptable to Agent, Borrower may incur and permit to exist the Kimco Indebtedness, and, in connection with such Kimco Indebtedness (and pursuant to Section 6.7(c)) , Borrower may (i) grant a senior security interest in the Kimco Mortgaged Properties to the Kimco Lenders as security for the Kimco Indebtedness, provided, that Borrower concurrently grants (pursuant to execution and delivery of Mortgages in form and substance satisfactory to Agent) a junior security interest in the Kimco Mortgaged Properties to Agent, for itself and for the benefit of Lenders, to secure the Obligations under the Loan Documents and, within five (5) Business Days thereafter causes the delivery and/or occurrence of the additional requirements relating thereto set forth in Section 5.9(b) (or, with respect to title insurance policies, obtains within such five (5) Business Day period a signed commitment from the applicable title insurance company for the issuance of such title insurance, in form and substance reasonably acceptable to Agent), and (ii) grant a junior security interest to the Kimco Lenders in other of the Borrower's assets as security for the Kimco Indebtedness, provided, that, prior to granting any such junior security interest to the Kimco Lenders, Borrower shall have delivered written notice thereof (or, with respect to the initial grant of security interests to the Kimco Lenders in connection with the execution and delivery of the Kimco Credit Agreement, copies of the relevant documents granting the same) to Agent and shall have granted a security interest in all such other assets to the Agent, for itself and for the benefit of Lenders, to secure the Obligations, in accordance with Section 5.9 hereof and otherwise in form and substance satisfactory to the Agent, that shall at all times be senior in all respects to any such security interest granted to the Kimco Lenders."

    Amendment to Section 6.19 of the Credit Agreement. Section 6.19 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting subparagraph (a) and replacing it with the following:

    "(a) No Credit Party shall change or amend the terms of the Kimco Indebtedness or any Subordinated Debt, or any indenture, mortgage or agreement in connection with any such Indebtedness (including, with respect to the Kimco Indebtedness, the Kimco Credit Agreement and the "Loan Documents" as defined therein) if the effect of such amendment is to: (i) increase the interest rate on such Indebtedness; (ii) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness; (iv) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Indebtedness except, with respect to Kimco Indebtedness, as permitted under Section 6.3(c) and 6.7(c) hereof; or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party, Agent or any Lender."

    Amendment to Annex A to the Credit Agreement. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by:
      Deleting the definition of Mortgaged Properties and replacing it with the following:

      ""Mortgaged Properties" has the meaning assigned to it in Section 5.9(b) hereto and shall include, in addition (for all uses of such term other than in Section 5.9(b)), any other Real Estate of any Credit Party which may from time to time become subject to a mortgage in the favor of the Agent securing the Obligations."

      Adding in alphabetical order the following definitions for the terms "Kimco", "Kimco Credit Agreement", "Kimco Indebtedness", "Kimco Lenders" and "Kimco Mortgaged Properties" that shall read in full as follows:

    ""Kimco" means Kimco Capital Corporation, a Delaware corporation."

    ""Kimco Credit Agreement" means that certain Credit Agreement, dated March 22, 2002, among Borrower, Kimco, for itself as a Kimco Lender, and as agent for the Kimco Lenders, and the other Kimco Lenders signatory thereto from time to time, as it may be amended or otherwise modified from time to time subject to Section 6.19 hereof."

    ""Kimco Indebtedness" means Indebtedness of Borrower to the Kimco Lenders pursuant to the Kimco Credit Agreement and documents relating thereto, in an aggregate principal amount not to exceed $16,000,000."

    ""Kimco Lenders" means "Lenders" as defined in the Kimco Credit Agreement."

    ""Kimco Mortgaged Properties" means the parcels of real property owned or leased by Borrower and located at the following addresses: (i) 313 Madonna Road, San Luis Obispo, California, 93405; (ii) 1673 West Lacey Blvd., Hanford, California 93230; and (iii) 10317 Silverdale Way North, Silverdale, Washington 98383, together with all buildings, improvements, appurtenances, fixtures, easements and other rights incidental to the ownership of such parcels of real property or any of the foregoing, including, without limitation, the benefits under all reciprocal easement agreements or similar documents related to each of the foregoing properties."

    Amendment to Annex E of the Credit Agreement. Annex E of the Credit Agreement is hereby amended as of the Amendment Effective Date to delete paragraph (h) in its entirety and replace it with the following new paragraph (h) that shall read in full as follows:

    "(h) Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any such Person's (i) Indebtedness permitted under Sections 6.3(a)(v)(1), (vii) or (ix) hereof (including the Kimco Indebtedness), (ii) Stock, or (iii) Subordinated Debt, and, within 2 Business Days after any Credit party obtains knowledge of any matured or unmatured event of default with respect to any such Indebtedness permitted under Sections 6.3(a)(v)(1), (vii) or (ix) hereof or Subordinated Debt, notice of such event of event of default."

    Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants that:
      The execution, delivery and performance by Borrower of this Amendment are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.
      This Amendment has been duly executed and delivered by or on behalf of Borrower.
      This Amendment constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
      No Default has occurred and is continuing after giving effect to this Amendment.
      No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Credit Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Amendment, the Credit Agreement as amended hereby or any other Loan Document or any action taken under this Amendment, the Credit Agreement as amended hereby or any other Loan Document or (ii) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Amendment. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
    No Other Amendments. Except as expressly amended herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.
    Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
    Effectiveness. This Amendment shall become effective as of March 22, 2002 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Lender of each of the following conditions on or prior to March 22, 2002:
      Documents. Agent shall have received this Amendment duly executed and delivered by Agent, all Lenders and Borrower and consented and agreed to by GCRC.
      Payment of Expenses. Borrower shall have paid to Agent and Lenders all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent or Lenders (including, without limitation, reasonable legal fees and expenses), in each case to the extent billed to Borrower or otherwise scheduled to be paid on or before the Amendment Effective Date.
      Representations and Warranties. All representations and warranties of or on behalf of the Credit Parties or GCRC in this Amendment and all the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 10 have been satisfied.

    In the event that each of the foregoing conditions precedent has not been satisfied on or prior to March 22, 2002, this Amendment shall become, upon written notice by Agent to Borrower, null and void and of no force or effect.

    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
    Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GOTTSCHALKS INC.

By: /s/ Michael S. Geele
Title: Senior Vice President

Chief Financial Officer

GENERAL ELECTRIC CAPITAL

CORPORATION,

as Agent and Lender

By: /s/ Todd Gronski

Title: Its Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT INC.,

as Lender

By: /s/ Thomas H. Hopkins

Title: Vice President

FOOTHILL CAPITAL CORPORATION,

as Lender

By: /s Juan Barrera

Title: Assistant Vice President

LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, INC., as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION N.A.,

as Lender

By: /s/ David Molinario

Title: Vice President

Acknowledgment, Consent and Agreement to Second Amendment to Credit Agreement:

The undersigned hereby (i) acknowledges and consents to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under the GCRC Letter shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

Acknowledged, consented and agreed to as of March 22, 2002.

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION, a Delaware corporation

By: /s/ Michael S. Geele

Title: President